UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Name of Registrant as Specified in its charter)

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NOTICE OF POSTPONEMENT

OF ANNUAL MEETING

Dear Stockholder:

As many public meeting places have been closed due to concerns relating to COVID-19, we have elected to postpone our April 7, 2020 Annual Meeting of Stockholders.

The new meeting date will be Thursday, May 7, 2020 at 8:00 AM (Pacific). The meeting location remains unchanged and will be at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, CA 92660. No changes have been made to the record date or to the proposals to be voted on at the meeting which are presented in the proxy statement.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have already submitted your proxy and wish to change your vote, you may change your vote or revoke your proxy at any time before it is voted at the meeting by following the instructions provided in the proxy card and proxy statement previously mailed to you. Finally, if you have not yet voted, please see the instructions on the proxy card or email you received. If you need any assistance in voting, please call our proxy help line at (855) 643-7458.

We want to extend our thoughts to our valued stockholders and wish everyone good health as we all do our part to contain and end the spread of this virus.

Sincerely,

Jeffrey K. Waldvogel, Secretary

KBS Real Estate Investment Trust III

For the latest up-to-date information on our annual meeting, please visit:

proxy.kbs.com or kbs-cmg.com.